UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2008

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 23, 2008, TriQuint Semiconductor, Inc. (the “Company”) and Mellon Investor Services LLC (“Rights Agent”) entered into an Amended and Restated Rights Agreement dated as of June 23, 2008 (the “Amended and Restated Rights Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Rights Agreement.

The Amended and Restated Rights Agreement amends and restates the Rights Agreement dated as of June 30, 1998 between the Company and Chase Mellon Shareholder Services, L.L.C. (predecessor to the Rights Agent). The Amended and Restated Rights Agreement extends the Final Expiration Date of the Rights from June 29, 2008 to June 29, 2018. The Amended and Restated Rights Agreement also reflects certain changes in the rights and obligations of the Rights Agent and certain changes in procedural requirements under the Amended and Restated Rights Agreement. A copy of the Amended and Restated Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amended and Restated Rights Agreement is qualified in its entirety by reference to the Amended and Restated Rights Agreement.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Amended and Restated Rights Agreement, dated as of June 23, 2008, between TriQuint Semiconductor, Inc. and Mellon Investor Services LLC, as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEVE BUHALY
Steve Buhaly
Vice President of Finance, Secretary and Chief Financial Officer

Date: June 24, 2008